UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2018

Connecticut Water Service, Inc.

(Exact name of registrant as specified in its charter)

Connecticut	0-8084	06-0739839
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street Clinton, CT	06413
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 860-669-8636

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

As previously disclosed, the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 14, 2018, among SJW Group, Hydro Sub, Inc. and Connecticut Water Service, Inc. (the “Company”) provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company is required to redeem all of the issued and outstanding shares of its cumulative Series A, $20 par value, voting preferred stock (the “Series A Preferred Stock”) and all of the issued and outstanding shares of its cumulative Series $0.90, $16 par value, non-voting preferred stock (the “Series $0.90 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”) as promptly as reasonably practicable after the date of the Merger Agreement.

On April 3, 2018, the Company notified the holders of the Preferred Stock that it will redeem all of the issued and outstanding shares of the Series A Preferred Stock (CUSIP: 207797309) and all of the issued and outstanding shares of the Series $0.90 Preferred Stock (CUSIP: 207797200) on May 4, 2018 (the “Redemption Date”).

In accordance with the Amended and Restated Certificate of Incorporation of the Company, the Series A Preferred Stock will be redeemed on the Redemption Date for $21.00 per share, plus that portion of the quarterly dividend accrued thereon to the Redemption Date and all unpaid dividends thereon, if any (collectively, the “Series A Preferred Stock Redemption Price”), and the Series $0.90 Preferred Stock will be redeemed on the Redemption Date for $16.00 per share, plus that portion of the quarterly dividend accrued thereon to the Redemption Date and all unpaid dividends thereon (including, for the avoidance of doubt, the quarterly dividend of $0.225 per share of Series $0.90 Preferred Stock declared by the Board of Directors of the Company that is payable on May 4, 2018) (collectively, the “Series $0.90 Preferred Stock Redemption Price” and, together with the Series A Preferred Stock Redemption Price, each a “Redemption Price”).

On and after the Redemption Date, the Preferred Stock shall be deemed to no longer be outstanding, dividends thereon shall cease to accrue and all rights with respect to the Preferred Stock will cease and terminate, except for the right of the holders thereof to receive the applicable Redemption Price for the shares of Preferred Stock so redeemed, but without interest, upon surrender of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. (Registrant)

Date: April 3, 2018	By:	/s/ Robert J. Doffek
Robert J. Doffek
Chief Financial Officer, Treasurer and Controller